As filed with the Securities and Exchange Commission on May 7, 2007

Registration No. 333-139993

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 3 TO FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Greenlight Capital Re, Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	6331	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification No.)

802 West Bay Road, The Grand Pavilion
Grand Cayman, KY1-1205
Cayman Islands
Telephone: (345) 745-4573
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company
1133 Avenue of the Americas
Suite 3100
New York, New York 10036-6710
Telephone: (212) 299-5600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kerry E. Berchem, Esq. Bruce Mendelsohn, Esq. Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 (212) 872-1000 Fax: (212) 872-1002	Leonard Goldberg
Chief Executive Officer
Greenlight Capital Re, Ltd.
802 West Bay Road, The Grand Pavilion
P.O. Box 31110
Grand Cayman, KY1-1205
Cayman Islands
Telephone: (345) 745-4573
Facsimile: (345) 745-4576	Gary Horowitz, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 (212) 455-2000 Fax: (212) 455-2502

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Class A Ordinary Shares, par value $.10	$175,000,000	$18,725(2)

(1)	In accordance with Rule 457(o) under the Securities Act, the number of shares being registered and the proposed maximum offering price per share are not included in this table.
(2)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Greenlight Capital Re, Ltd. has prepared this Amendment No. 3 to this Registration Statement on Form S-1 (File No. 333-139993) for the sole purpose of filing Exhibit Number 10.22 with the Securities and Exchange Commission. The Registrant has requested confidential treatment with respect to certain portions of this exhibit pursuant to Rule 406 of the Securities Act of 1933, as amended. Amendment No. 3 does not modify any provision of the Prospectus that forms a part of the Registration Statement and, accordingly, such Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. exhibits and financial statement schedules

(a)	Exhibits.

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

(b)	Financial Statement Schedules

Description of Financial Statement Schedules	Schedule Number
Summary of Investments – other than Investments in Related Parties***	I
Condensed Financial Information of Registrant***	II

***	Included in the prospectus which is included in this registration statement starting on page F-21.

Other financial statement schedules have been omitted because the required information is either not applicable, not deemed material or is shown in the respective financial statements or in the notes thereto.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Georgetown, Cayman Islands, on the 7th day of May, 2007.

Greenlight Capital RE, Ltd.
By: /s/ Leonard Goldberg
Name: Leonard Goldberg

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leonard Goldberg	Chief Executive Officer (Principal Executive Officer) and Director	May 7, 2007

Leonard Goldberg

*	Chief Financial Officer (Principal Financial and Accounting Officer)	May 7, 2007

Tim Courtis

*	Director and Chairman	May 7, 2007

David Einhorn

*	Director	May 7, 2007

Alan Brooks

*	Director	May 7, 2007

Frank D. Lackner

*	Director	May 7, 2007

Joseph Platt, Jr.

*	Director	May 7, 2007

Jerome Simon

*By: /s/ Leonard Goldberg	Attorney-in-fact	May 7, 2007

Leonard Goldberg

EXHIBIT INDEX

Exhibit Number		Description of Exhibit
1	.1*	Underwriting Agreement
3	.1**	Second Amended and Restated Memorandum and Articles of Association of Greenlight Capital Re, Ltd.
3	.2**	Third Amended and Restated Memorandum and Articles of Association of Greenlight Capital Re, Ltd.
4	.1*	Form of Specimen Certificate of Class A Ordinary Shares
4	.2**	Share Purchase Option, dated August 11, 2004, by and between the Registrant and First International Capital Holdings, Ltd.
5	.1*	Opinion of Turner & Roulstone
8	.1**	Form of Opinion of Akin Gump Strauss Hauer & Feld LLP
8	.2**	Form of Opinion of Turner & Roulstone
10	.1**	$200,000,000 Letter of Credit Facility, dated October 12, 2005, by Citibank, N.A. to Greenlight Reinsurance, Ltd., as amended
10	.2**	Form of Securities Purchase Agreement for Class A Ordinary Shares by and between the Registrant and each of the subscribers thereto
10	.3**	Promissory Note, dated August 11, 2004, for $24,500,000 by and between the Registrant, as payee, and Greenlight Capital Investors, LLC, as maker
10	.4**	Second Amended and Restated Investment Advisory Agreement, dated January 1, 2007, by and between Greenlight Reinsurance, Ltd. and DME Advisors, LP
10	.5**	Greenlight Capital Re, Ltd. Amended and Restated 2004 Stock Incentive Plan
10	.6**	Form of Restricted Stock Award Agreement by and between the Registrant and the Grantee
10	.7**	Form of Stock Option Agreement
10	.8**	Form of Shareholders’ Agreement, dated August 11, 2004, by and among the Registrant and each of the subscribers
10	.9**	Administration Agreement, dated August 11, 2004, between the Registrant and HSBC Financial Services (Cayman) Limited
10	.10**	Administration Agreement, dated August 11, 2004, between Greenlight Reinsurance, Ltd. and HSBC Financial Services (Cayman) Limited
10	.11**	Form of Deed of Indemnity between the Registrant and each of its directors and certain of its officers
10	.12**	Amended and Restated Employment Agreement, dated January 10, 2007, by and among the Registrant, Greenlight Reinsurance, Ltd. and Leonard Goldberg
10	.13**	Employment Agreement, dated May 1, 2006, by and among the Registrant, Greenlight Reinsurance, Ltd. and Tim Courtis
10	.14**	Employment Agreement, dated December 12, 2005, by and between Greenlight Reinsurance, Ltd. and Barton Hedges

Exhibit Number		Description of Exhibit
10	.15**	Lease, dated August 25, 2005, by and between Greenlight Reinsurance, Ltd. and Grand Pavilion Ltd.
10	.16**	Concurrent Private Placement Stock Purchase Agreement for Class B Ordinary Shares, dated January 11, 2007, by and between the Registrant and David Einhorn
10	.17**	Service Agreement, dated as of February 21, 2007 between DME Advisors, LP and Greenlight Capital Re, Ltd.
10	.18**	Greenlight Capital Re, Ltd. Second Amended and Restated 2004 Stock Incentive Plan
10	.19*	Greenlight Capital Re, Ltd. Third Amended and Restated 2004 Stock Incentive Plan
10	.20*	Greenlight Capital Re, Ltd. Form of Directors’ Restricted Stock Award
10	.21*	Greenlight Capital Re, Ltd. Form of Employees’ Restricted Stock Award
10	.22†	Multiple Line Quota Share Reinsurance Agreement, effective as of October 1, 2006, between First Protective Insurance Company and Greenlight Reinsurance, Ltd.
14	.1**	Code of Ethics
16	.1**	Letter from KPMG
21	.1**	Subsidiaries of the registrant
23	.1*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 8.1)
23	.2*	Consent of Turner & Roulstone (included in Exhibit 5.2)
23	.3**	Consent of BDO Seidman, LLP
24	.1**	Power of Attorney (included as part of the signature page)
99	.1**	Audit Committee Charter
99	.2**	Compensation Committee Charter
99	.3**	Finance Committee Charter
99	.4**	Nominating and Governance Committee Charter
99	.5**	Form F-N

*	To be filed by amendment.
**	Previously filed.
†	Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to Rule 406 of the Securities Act. Omitted portions have been filed separately with the Securities and Exchange Commission.